QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Independent Auditors' Consent

To the Stockholders of Coldwater Creek Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-82260, 333-60099, and 333-31699) on Forms S-8 of Coldwater Creek Inc. and subsidiaries of our report dated March 5, 2004, except for the adjustments to include disclosure of the customer list rental income and customer list rental expense for the fiscal year ended March 2, 2002 in Note 2 and to include disclosure of the components of interest, net, and other for the fiscal year ended March 2, 2002 in Note 2, as to which the date is March 30, 2004, with respect to the consolidated balance sheets of Coldwater Creek Inc. and subsidiaries as of January 31, 2004 and February 1, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended January 31, 2004 and the eleven-month transition period ended February 1, 2003 and our report dated March 5, 2004 on the related financial statement schedule in connection with our audits of the aforementioned consolidated financial statements, which reports appear in the January 31, 2004, annual report on Form 10-K of Coldwater Creek Inc.

        Our report on the aforementioned consolidated financial statements refers to our audit of the adjustments that were applied to restate the amounts and disclosures related to the Company's two 50 percent stock dividends declared on December 19, 2002 and August 4, 2003 reflected in the March 2, 2002 consolidated financial statements, the adjustments that were applied to restate the segment reporting amounts and disclosures in Note 1 and Note 17 of the March 2, 2002 consolidated financial statements, the adjustments that were applied to include disclosure of the customer list rental income and customer list rental expense for the fiscal year ended March 2, 2002 in Note 2 to the consolidated financial statements, and the adjustments that were applied to include disclosure of the components of interest, net, and other for the fiscal year ended March 2, 2002 in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the March 2, 2002 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Boise, Idaho
May 5, 2004

QuickLinks

  Exhibit 23
Independent Auditors' Consent